UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Unica Corporation

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UNICA CORPORATION
Reservoir Place North
170 Tracer Lane
Waltham, Massachusetts 02451
NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS
Dear Stockholder:
      We cordially invite you to attend our 2006 annual meeting of stockholders, which is being held as follows:

Date:	Monday, February 27, 2006
Time:	10 A.M., local time
Location:	Wilmer Cutler Pickering Hale and Dorr LLP Twenty-Sixth Floor 60 State Street Boston, Massachusetts 02109
      At the meeting, we will ask you and our other stockholders to:

1. elect two Class I directors to a three-year term;

2. ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2006; and

3. consider and act upon any other business properly presented at the meeting.
      You may vote on these matters in person or by proxy. We ask that you complete and return the enclosed proxy card promptly — whether or not you plan to attend the meeting — in the enclosed addressed, postage-paid envelope, so that your shares will be represented and voted at the meeting in accordance with your wishes. If you attend the meeting, you may withdraw your proxy and vote your shares in person. Only stockholders of record at the close of business on January 13, 2006 may vote at the meeting.

By order of the board of directors,

Samuel J. Gallo
Secretary
Waltham, Massachusetts
January 25, 2006

PROXY STATEMENT
FOR THE
UNICA CORPORATION
2006 ANNUAL MEETING OF STOCKHOLDERS

i

INFORMATION ABOUT THE MEETING
This Proxy Statement
      We have sent you this proxy statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote at our 2006 annual meeting of stockholders or any adjournment or postponement of the meeting. The meeting will be held at 10 A.M., local time, on Monday, February 27, 2006, at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, Twenty-Sixth Floor, 60 State Street, Boston, Massachusetts.

•	THIS PROXY STATEMENT summarizes information about the proposals to be considered at the meeting and other information you may find useful in determining how to vote.

•	THE PROXY CARD is the means by which you actually authorize another person to vote your shares in accordance with your instructions.
      Our directors, officers and employees may solicit proxies in person or by mail, telephone, facsimile or electronic mail. We will pay the cost of soliciting these proxies. We expect that the expense of any solicitation will be nominal. We will reimburse brokers and other nominee holders of shares for expenses they incur in forwarding proxy materials to beneficial owners of those shares. We have not retained the services of any proxy solicitation firm to assist us in this solicitation. In the event we subsequently decide to engage a proxy solicitation firm, we will pay all of the fees and reasonable out-of-pocket expenses incurred by that firm in connection with our solicitation of proxies for the meeting. We expect that those fees would not exceed $15,000.
      We are mailing this proxy statement and the enclosed proxy card to stockholders for the first time on or about January 25, 2006. In this mailing, we are including copies of our 2005 Annual Report to Stockholders.
How to Vote
      At the meeting, you are entitled to one vote for each share of common stock registered in your name at the close of business on January 13, 2006. The proxy card states the number of shares you are entitled to vote at the meeting.
      You may vote your shares at the meeting in person or by proxy:

•	TO VOTE IN PERSON, you must attend the meeting, and then complete and submit the ballot provided at the meeting.

•	TO VOTE BY PROXY, you must complete and return the enclosed proxy card. Your proxy card will be valid only if you sign, date and return it before the meeting. By completing and returning the proxy card, you will direct the designated persons to vote your shares at the meeting in the manner you specify in the proxy card. If you complete the proxy card with the exception of the voting instructions, then the designated persons will vote your shares in favor of the proposals described in this proxy statement. If any other business properly comes before the meeting, the designated persons will have the discretion to vote your shares as they deem appropriate.
      If your shares are held in “street name” by a bank, broker or other nominee and not in your name, you will receive instructions from the holder of record of your shares that you must follow in order for your shares to be voted at the annual meeting. Please note that if your shares are held in street name you must obtain a proxy, executed in your favor, from the holder of record to be able to vote in person at the meeting.

Revocability of Proxy
      Even if you complete and return a proxy, you may revoke it at any time before it is exercised by taking one of the following actions:

•	send written notice to Samuel J. Gallo, Secretary, at our address set forth in the notice appearing before this proxy statement;

•	send another duly executed proxy bearing a later date to Mr. Gallo; or

•	attend the meeting, notify Mr. Gallo that you are present, and then vote in person.
Quorum Required to Transact Business
      At the close of business on January 13, 2006, 18,913,636 shares of common stock were outstanding. Our by-laws require that shares representing a majority of the votes entitled to be cast by the holders of our capital stock outstanding on that date be present in person, present by means of remote communication in any manner, if any, authorized by the board of directors, or represented by proxy at the meeting in order to constitute the quorum to transact business. Shares as to which holders abstain from voting as to a particular matter, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote those shares as to a particular matter (that is, broker non-votes), will be counted in determining whether there is a quorum of stockholders present at the meeting.
Other Information
      The text of our annual report on Form 10-K for the fiscal year ended September 30, 2005 is included, without exhibits, in our 2005 Annual Report to Stockholders and also may be found on the Internet at our website at http://www.unica.com or through the SEC’s electronic data system called EDGAR at http://www.sec.gov. In addition, we will send any stockholder a copy of the exhibits to our annual report on Form 10-K, at no additional charge. To receive copies, please send a written request to our corporate Secretary, Samuel J. Gallo, at our offices located at Reservoir Place North, 170 Tracer Lane, Waltham, Massachusetts 02451. The information contained on our website is not incorporated by reference and should not be considered as part of this proxy statement.
DISCUSSION OF PROPOSALS
Proposal 1: Election of Class I Directors
      The first proposal on the agenda for the meeting is the election of Mr. Yuchun Lee and Mr. Michael H. Balmuth to serve as Class I directors for three-year terms beginning at the meeting and ending at our 2009 annual meeting of stockholders.
      Our by-laws provide that the board of directors be divided into three classes, with the classes serving for staggered three-year terms. In addition, our by-laws specify that the board has the authority to fix the number of directors. The board of directors currently has eight members consisting of two Class I directors, whose terms will end at the annual meeting of stockholders; three Class II directors, whose terms will end at our 2007 annual meeting of stockholders; and three Class III directors, whose terms will end at the 2008 annual meeting.

Nominees in the General Election of Directors
      The board of directors has nominated Mr. Yuchun Lee and Mr. Michael H. Balmuth, each of whom is a Class I director standing for re-election. A brief biography of Mssrs. Lee and Balmuth, as of December 1, 2005, follows. You will find information about their stock holdings beginning on page 21.

Yuchun Lee	Mr. Lee co-founded our company and has been one of our directors since our inception in December 1992. Mr. Lee has served as our President, Chief Executive Officer and Chairman from October 2004 to the present, as our President from June 2003 to the present, as our President and Chief Executive Officer from March 2001 to June 2003, and as our President, Chief Executive Officer and Chairman from June 1999 to March 2001. He also held one or more of the positions of President, Chief Executive Officer and Chairman from our inception to June 1999. From 1989 to 1992, he was a senior consultant at Digital Equipment Corporation, a supplier of general computing technology and consulting services. Mr. Lee received Bachelor and Master of Science degrees in electrical engineering and computer science from the Massachusetts Institute of Technology and a Master of Business Administration from Babson College. Mr. Lee is 40 years old.

Michael H. Balmuth	Mr. Balmuth has served as one of our directors since November 1999. Since February 2005, Mr. Balmuth has served as a co-founding Managing Partner of Mainspring Capital Partners, LLC, a venture capital and private equity firm. From April 2004 to January 2005, Mr. Balmuth was an independent venture capitalist and investor. From March 1997 to March 2004, he served in several positions at Summit Partners, a private equity and venture capital firm, including most recently as a General Partner. Mr. Balmuth is 42 years old.
      The board of directors recommends that you vote FOR the election of Mr. Lee and Mr. Balmuth as Class I directors.
      The affirmative “FOR” vote of the holders of a plurality of the votes cast by the shareholders entitled to vote on the election is required for the election of each director.
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm
      Our audit committee has selected the firm of Ernst & Young LLP, our independent registered public accounting firm during fiscal 2005, to serve in the same capacity for fiscal 2006, and we are asking stockholders to ratify this appointment. Stockholder ratification of such selection is not required by our by-laws or other applicable legal requirements. However, our board of directors is submitting the selection of Ernst & Young LLP to stockholders for ratification as a matter of good corporate practice. In the event that stockholders fail to ratify the selection, our audit committee will reconsider whether or not to retain that firm. Even if the selection is ratified, our audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if our audit committee believes that such a change would be in our and our stockholders’ best interests.
      A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

      The affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote at the meeting is being sought to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2006.
      Our board of directors recommends that stockholders vote FOR the ratification of the selection of Ernst & Young LLP to serve as our independent registered public accounting firm for fiscal 2006.
Other Matters
      Neither we nor the board of directors intends to propose any matters at the meeting other than the election of Class I directors and ratification of the appointment of our independent registered public accounting firm.
Stockholder Proposals for 2007 Annual Meeting
      Any proposal that a stockholder wishes to be considered for inclusion in our proxy statement and proxy card for our 2007 annual meeting of stockholders, which we currently intend to hold in March 2007, must comply with the requirements of Rule 14a-8 under the Securities Exchange Act and must be submitted to our Secretary, Samuel J. Gallo, at our address set forth in the notice appearing before this proxy statement by September 27, 2006.
      If a stockholder wishes to present a proposal before the 2007 annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy in accordance with Rule 14a-8, the stockholder must give written notice to our Secretary at the address noted above. Our Secretary must receive the notice not earlier than October 30, 2006 and not later than November 29, 2006.
Important Notice Regarding Delivery of Security Holder Documents
      Some banks, brokers and other nominee record holders may be already “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you write to us at the following address: Investor Relations, Unica Corporation, Reservoir Place North, 170 Tracer Lane, Waltham, Massachusetts 02451. If you want to receive separate copies of the proxy statement and annual report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder or you may contact us at the above address.
INFORMATION ABOUT CONTINUING DIRECTORS
Background Information
      Our Class II and Class III directors will continue in office following the meeting. The terms of our Class II directors will end at our 2007 annual meeting of stockholders, and the terms of our Class III directors will end at our 2008 annual meeting of stockholders. Messrs. Landry, Perakis and Woloson are Class II directors, and Messrs. Ain, Evans and Schechter are Class III directors. Brief biographies of these directors, as of December 1, 2005, follow. You will find information about their stock holdings beginning on page 21.

Aron J. Ain	Mr. Ain has served as one of our directors since August, 2005. Since October, 2005, Mr. Ain has served as Chief Executive Officer of Kronos Incorporated, a provider of workforce management solutions. Mr. Ain served as Executive Vice President and Chief Operating Officer of Kronos from February 2002 until October 2005. Previously, Mr. Ain served as Vice President of Worldwide Sales and Service of Kronos from 1988 until

February 2002. Mr. Ain was employed in various positions at Kronos from 1979 through 1988. Mr. Ain serves on the Board of Directors of Kronos. Mr. Ain is 48 years old.

Bruce R. Evans	Mr. Evans has served as one of our directors since April 2004. Since 1986, Mr. Evans has served in several positions at Summit Partners, a private equity and venture capital firm, including most recently as a Managing Partner. Mr. Evans is a director of OptionsXpress Holdings, Inc., which offers a suite of brokerage services for stock, mutual fund, option and fixed-income product investors. Mr. Evans also serves on the Board of Directors of Hittite Microwave Corporation and Fleetcor Technologies, Inc. Mr. Evans is 46 years old.

John B. Landry	Mr. Landry has served as one of our directors since April 2000. Since January 2001, Mr. Landry has been Chief Technology Officer and Chairman of the Board of Directors of Adesso Systems, Inc., a provider of mobile enterprise software and services. From January 2002 to July 2003, Mr. Landry also served as the founder, Chairman and Chief Technology Officer of Adjoin Solutions, Inc., which developed web-services management software and was acquired by Computer Associates International, Inc. in July 2003. From February 1999 to June 2000, he was Chief Technology Officer and Chairman of the Board of Directors of AnyDay.com, Inc., a provider of communications, commerce and media services. From August 1995 to December 2000, he served as Vice President of Technology Strategy of International Business Machines Corporation. Mr. Landry is 58 years old.

James Perakis	Mr. Perakis has served as one of our directors since February 2000. Since October 2001, Mr. Perakis has served as chairman of Netkey, Inc., a provider of self-service software. From 1985 to 1998, he was Chief Executive Officer of Hyperion Software Corporation, a provider of enterprise financial management and planning software. Mr. Perakis is 62 years old.

Robert P. Schechter	Mr. Schechter has served as one of our directors and the Chair of our Audit Committee since January 7, 2005. Mr. Schechter has served as the President and Chief Executive Officer of NMS Communications Corporation since 1995 and as its Chairman of the Board since 1996. From 1987 to 1994, Mr. Schechter held various senior executive positions with Lotus Development Corporation, and from 1980 to 1987, he was a partner at Coopers and Lybrand LLP. Mr. Schechter is also a director of Avici Systems, Inc., a provider of purpose-built carrier-class routing solutions for the Internet, MapInfo Corporation, a developer of location-based software services and solutions, and Moldflow Corporation, a provider of software solutions for optimizing the design and manufacture of plastic products. Mr. Schechter is 57 years old.

Bradford D. Woloson	Mr. Woloson has served as one of our directors since April 2000. Since 1994, Mr. Woloson has served in several positions at JMI Equity Fund, a venture capital firm, including most recently as a General Partner. Mr. Woloson is 37 years old.

INFORMATION ABOUT CORPORATE GOVERNANCE
Corporate Governance Guidelines
      The board of directors has adopted corporate governance guidelines to assist the board in the exercise of its duties and responsibilities and to serve the best interests of our company and our stockholders. These guidelines, which provide a framework for the conduct of the board’s business, provide that:

•	the principal responsibility of the directors is to oversee our management;

•	a majority of the members of the board shall be independent directors;

•	the independent directors meet regularly in executive session;

•	directors have full and free access to management and, as necessary and appropriate, independent advisors;

•	new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and

•	at least annually the board and its committees will conduct a self-evaluation to determine whether they are functioning effectively.
Board Determination of Independence
      Under Nasdaq rules, our directors only qualify as “independent directors” if, in the opinion of our board of directors, they do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The board has determined that none of Aron J. Ain, Michael H. Balmuth, Bruce R. Evans, John B. Landry, James Perakis, Robert P. Schechter or Bradford D. Woloson has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 4200(a)(15) of the Nasdaq Stock Market, Inc. Marketplace Rules.
Board Meetings and Attendance
      The board of directors met ten times during fiscal year 2005, including six regular meetings and four special meetings, either in person or by teleconference. During fiscal year 2005, each director attended at least 75% of the aggregate of the number of board meetings and the number of meetings held by all committees on which he then served.
Director Attendance at Annual Meeting of Stockholders
      Our corporate governance guidelines provide that directors are responsible for attending our annual meetings of stockholders. We did not hold an annual meeting of stockholders in 2005.
Board Committees
      The board of directors has established three standing committees: an audit committee, a compensation committee, and a nominating and corporate governance committee, each of which operates under a charter that has been approved by the board. Current copies of the standing committees’ charters are posted on the investor relations section of our website, http://www.unica.com. In addition, a copy of the current charter of the audit committee is attached as an appendix to this proxy statement.
      The board has determined that all of the members of our three standing committees are independent as defined under the rules of the Nasdaq Stock Market, including, in the case of all members of the audit committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act.

      Audit Committee. The audit committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of certain reports from such firm;

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	discussing our risk management policies;

•	establishing policies regarding hiring employees from the independent registered public accounting firm;

•	establishing procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with any internal auditing staff, independent registered public accounting firm and management; and

•	preparing the audit committee report required by SEC rules that is included on page 11 of this proxy statement.
The current members of the audit committee are Michael H. Balmuth, Robert P. Schechter, chair, and Bradford D. Woloson. The audit committee met ten times during fiscal year 2005. Mr. Schechter has been identified as the “audit committee financial expert” as defined in Item 401(h) of Regulation S-K.
      Compensation Committee. The compensation committee’s responsibilities include:

•	annually reviewing and approving corporate goals and objectives relevant to chief executive officer compensation;

•	determining the compensation of our chief executive officer;

•	reviewing and approving, or making recommendations to our board with respect to, the compensation of our other executive officers;

•	overseeing an evaluation of our senior executives;

•	overseeing and administering our equity incentive plans; and

•	reviewing and making recommendations to our board with respect to director compensation.
The current members of the compensation committee are Michael H. Balmuth, chair, and James Perakis. The compensation committee met three times during fiscal year 2005.
      Nominating and Corporate Governance Committee. The nominating and corporate governance committee’s responsibilities include:

•	identifying individuals qualified to become members of our board of directors;

•	recommending to our board the persons to be nominated for election as directors and to each of our board’s committees;

•	reviewing and making recommendations to our board with respect to management succession planning;

•	developing and recommending corporate governance principles to our board; and

•	overseeing an annual evaluation of our board.

The current members of the nominating and corporate governance committee are Bruce R. Evans, chair, and John B. Landry. The nominating and corporate governance committee did not meet during fiscal year 2005.
Director Candidates
      The process followed by the nominating and corporate governance committee to identify and evaluate director candidates includes requests to members of the board of directors and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the committee and the board.
      In considering whether to recommend any particular candidate for inclusion in our board’s slate of recommended director nominees, the nominating and corporate governance committee applies the criteria set forth in the committee’s charter. These criteria include the candidate’s character, judgment, skill, expertise, experience, dedication to our company and its goals, and diversity. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a significant breadth of experience, knowledge and abilities that shall assist the board of directors in fulfilling its responsibilities. Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials with respect to the individuals suggested for nomination to the Nominating and Corporate Governance Committee, c/o Secretary, Unica Corporation, Reservoir Place North, 170 Tracer Lane, Waltham, Massachusetts 02451. The nominating and corporate governance committee considers candidates proposed by stockholders applying the same criteria, and following substantially the same process in considering them, as it does in considering other candidates. If the board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy card for our next annual meeting.
      Stockholders also have the right under our by-laws to directly nominate director candidates, without any action or recommendation on the part of the nominating and corporate governance committee or the board of directors, by submitting the names and appropriate biographical information and background materials with respect to the individuals suggested for nomination and certain information regarding the stockholder or group of stockholders making the recommendation, as required by our by-laws, to Secretary, Unica Corporation, Reservoir Place North, 170 Tracer Lane, Waltham, Massachusetts 02451 within the time periods set forth above under “Stockholder Proposals for 2007 Annual Meeting.” Candidates nominated by stockholders in accordance with the procedures set forth in our by-laws are not required to be included in our proxy card for our next annual meeting.
Communicating with Independent Directors
      The board of directors will give appropriate attention to written communications that are submitted by stockholders and other interested parties, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by the committee charters, the chairman of the board (if an independent director), or the lead director (if one is appointed), or otherwise the chair of the nominating and corporate governance committee shall, subject to the advice and assistance from the general counsel, (1) be primarily responsible for monitoring communications from shareholders and other interested parties, and (2) provide copies or summaries of such communications to the other directors as he considers appropriate. Stockholders who wish to send communications on any topic to the board should address such communications to board of directors, in care of our Secretary, at the address set forth in the notice appearing before this proxy statement.
Code of Business Conduct and Ethics
      We have adopted a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. We have posted a current copy of the Code on the investor relations section of our website, http://www.unica.com. In addition, we will post on our website all disclosures that are required by law or Nasdaq National Market listing standards concerning any amendments to, or waivers from, any provision of the code.
Compensation Committee Interlocks and Insider Participation
      None of our executive officers serves as a member of the compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our board of directors or its compensation committee. None of the current members of the compensation committee of our board has ever been one of our employees.
Related Party Transactions

Registration Rights Agreement
      Prior to our initial public offering in August, 2005, we entered into a registration rights agreement with the holders of our preferred stock. Upon the completion of the initial public offering, all of the outstanding shares of our preferred stock automatically converted into shares of our common stock. Pursuant to the registration rights agreement, the holders of these shares have the right to require us to register these shares under the Securities Act of 1933 as amended, under specific circumstances. After registration pursuant to these rights, these shares will become freely tradable without restriction under the Securities Act. The following related parties have registration rights:

Number of
Name of Stockholder	Registrable Shares

Summit Partners	1,851,986
JMI Equity Fund IV, L.P. and affiliated funds	1,486,506
James Perakis	116,805
John Landry	63,891

Total	3,519,188

      The registrable shares attributed to Summit Partners consist of 1,627,514 shares of common stock held by Summit Accelerator Fund, L.P., 83,938 shares held by Summit Accelerator Founders Fund, L.P., and 140,534 shares held by Summit (SAF) Investors IV, L.P. Bruce R. Evans, one of our directors, is a member of the general partner of each of these entities.
      The registrable shares attributed to JMI Equity Fund IV, L.P. consist of 1,044,324 shares of common stock held by JMI Equity Fund IV, L.P., 82,700 shares held by JMI Equity Fund IV (AI), L.P., 333,469 shares held by JMI Euro Equity Fund IV, L.P., and 26,013 shares held by JMI Equity Side Fund, L.P. Bradford D. Woloson, one of our directors, is a member of the general partner of JMI Equity Fund IV, L.P., JMI Equity Fund IV (AI), L.P. and JMI Euro Equity Fund IV, L.P. and a vice president of the general partner of JMI Equity Side Fund, L.P.

Indemnification Agreements
      We have entered into indemnification agreements with each of our directors and executive officers. Each indemnification agreement provides that we will indemnify the director or executive officer to the fullest extent permitted by law for claims arising in his or her capacity as our director, officer, employee or agent, provided that he or she acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, our best interests and, with respect to any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. In the event that we do not assume the defense of a claim against our director or executive officer, we are required to advance his or her expenses in connection with his or her defense, provided that he or she undertakes to repay all amounts advanced if it is ultimately determined that he or she is not entitled to be indemnified by us.

Director Compensation
      Our plan regarding compensatory arrangements with non-employee directors became effective upon the closing of our initial public offering in August, 2005. Under our plan, we pay our non-employee directors a monthly retainer of $1,250 for their services as directors. In addition, we pay the chair of the audit committee a $166.67 monthly retainer fee. We also pay each non-employee director an additional monthly retainer fee of $250 with respect to each membership on the audit, compensation and nominating and corporate governance committees. All retainers are payable in arrears on a quarterly basis. During fiscal 2005, the following fees were payable to each of the members of our board of directors: Aron J. Ain, $2,500; Michael H. Balmuth, $3,500; Bruce R. Evans, $3,000; John B. Landry, $3,000; James A. Perakis, $3,000; Robert P. Schechter, $3,333.34; Bradford D. Woloson, $3,000.
      Beginning with the first annual meeting following a non-employee director’s election to the board, we grant each non-employee director an option to purchase 15,000 shares of common stock. Each option has an exercise price equal to the fair market value of the common stock at the time of grant. Each option is fully exercisable as of the immediately succeeding annual stockholder meeting. Options granted to non-employee directors terminate upon the earlier of three months after the final date on which the non-employee director is a member of the board and 10 years after the grant date. In addition, as of the date of each annual stockholder meeting, we grant the chair of the audit committee an option to purchase 5,000 shares of common stock at fair market value on the grant date. Each option is fully exercisable as of the immediately succeeding annual stockholder meeting. The option terminates upon the earlier of three months after the final date on which the individual is a member of the board and 10 years after the grant date.
      In the event that a new non-employee director is elected during the year, we grant that non-employee director an option to purchase a number of shares of our common stock, priced at the fair market value of the common stock on the date of grant, equal to 1,250 multiplied by the number of months rounded to the nearest month in the period from the grant date until the next scheduled annual stockholder meeting (or, if the next annual stockholder meeting has not been scheduled as of the grant date, the anniversary of the last annual stockholder meeting). Each option is fully exercisable as of the immediately succeeding annual stockholder meeting and terminates upon the earlier of three months after the final date on which the individual is a member of the board and 10 years after the grant date. Additionally, in the event that a new chair of the audit committee is elected during the year, we grant him or her a stock option to purchase a number of shares of our common stock, priced at the fair market value of the common stock on the date of grant, equal to 416 multiplied by the number of months rounded to the nearest month in the period from the grant date until the next scheduled annual stockholder meeting (or, if the next annual stockholder meeting has not been scheduled as of the grant date, the anniversary of the last annual stockholder meeting). Each option is fully exercisable as of the immediately succeeding annual stockholder meeting and terminates upon the earlier of three months after the final date on which the individual is a member of the board and 10 years after the grant date.
      Upon the closing of our initial public offering in August 2005, Bruce R. Evans and Bradford D. Woloson were each granted an option to purchase 7,500 shares of common stock at $10.00 per share. Each option is fully exercisable as of the 2006 annual meeting. The option terminates upon the earlier of three months after the final date on which the director is a member of the board and 10 years after the grant date.
      Aron J. Ain was elected to the board upon the closing of our initial public offering in August 2005 and was granted an option to purchase 15,000 shares of common stock at $10.00 per share. Each option is fully exercisable upon the first anniversary of the grant date. The option terminates upon the earlier of three months after the final date on which Mr. Ain is a member of the board and 10 years after the grant date.
      Our directors who are also employees do not receive any additional compensation for their service as directors.

Report of Audit Committee
      The audit committee of the board of directors has furnished the following report:
      The audit committee has reviewed Unica’s audited consolidated financial statements for the fiscal year ended September 30, 2005 and has discussed these financial statements with Unica’s management and independent registered public accounting firm.
      The audit committee has also received from, and discussed with, Unica’s independent registered public accounting firm various communications that the independent registered public accounting firm is required to provide to the audit committee, including the matters required to be discussed by Statement on Auditing Standards 61, Communication with Audit Committees.
      The independent registered public accounting firm also provided the audit committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The audit committee has discussed with the independent registered public accounting firm its independence from Unica.
      Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in Unica’s annual report on Form 10-K for the fiscal year ended September 30, 2005.

AUDIT COMMITTEE
Michael H. Balmuth
Robert P. Schechter, chair
Bradford D. Woloson
Independent Registered Public Accountants
      Our audit committee selected Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending September 30, 2006. We expect that representatives of Ernst & Young will attend the annual meeting, will have an opportunity to make a statement, and will be available to respond to appropriate questions.

Independent Registered Public Accounting Firm’s Fees
      The following table summarizes the fees of Ernst & Young LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years for audit and other services. As indicated in footnote (1) to the following table, a large percentage of the audit fees billed to us in fiscal year 2005 include fees related to the review and audit of the financial statements included in our registration statement on Form S-1.

Fee Category	Fiscal 2005	Fiscal 2004

Audit Fees(1)	$1,285,290	378,825
Audit-Related Fees(2)	7,500	22,778
Tax Fees(3)	150,000	63,800
All Other Fees	—	—

Total Fees	$1,442,790	465,403

(1)	Audit fees consisted of fees billed for the audit of our financial statements for the years ended September 30, 2004 and 2005 and included fees of approximately $182,700 (2004) and 758,863 (2005), respectively, for the review and audit of the financial statements included in our registration statement on Form S-1 and fees associated with the financial statements included with our registration statement on form S-8.

(2)	Audit-related fees consisted of fees for services that are reasonably related to the performance of the audit and the review of our financial statements and that are not reported under “Audit Fees.” These services relate to accounting consultations and services associated with Section 404 of the Sarbanes-Oxley Act of 2002.

(3)	Tax fees consisted of fees for tax compliance, tax advice and tax planning services.

      None of the fees billed in fiscal 2004 or 2005 were provided under the de minimis exception to the audit committee pre-approval requirements.

Pre-Approval Policies and Procedures
      The audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the audit committee, or the engagement is entered into pursuant to one of the pre-approval procedures described below.
      From time to time, the audit committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.
      The audit committee has also delegated to the chair of the audit committee the authority to approve any audit or non-audit services to be provided to us by our independent registered public accounting firm. Any approval of services by the chair of the audit committee pursuant to this delegated authority is reported on and ratified at the next meeting of the audit committee.
INFORMATION ABOUT EXECUTIVE OFFICERS
Background Information
      Brief biographies of our executive officers as of December 1, 2005, follow. You will find information about their stock holdings beginning on page 21.

Yuchun Lee President, Chief Executive Officer and Chairman	Mr. Lee co-founded our company and has been one of our directors since our inception in December 1992. Mr. Lee has served as our President, Chief Executive Officer and Chairman from October 2004 to the present, as our President from June 2003 to the present, as our President and Chief Executive Officer from March 2001 to June 2003, and as our President, Chief Executive Officer and Chairman from June 1999 to March 2001. He also held one or more of the positions of President, Chief Executive Officer and Chairman from our inception to June 1999. From 1989 to 1992, he was a senior consultant at Digital Equipment Corporation, a supplier of general computing technology and consulting services. Mr. Lee received Bachelor and Master of Science degrees in electrical engineering and computer science from the Massachusetts Institute of Technology and a Master of Business Administration from Babson College. Mr. Lee is 40 years old.

Richard M. Darer Vice President and Chief Financial Officer	Mr. Darer has served as our Vice President and Chief Financial Officer since April 2002. From September 1998 to October 2001, Mr. Darer served as Executive Vice President and Chief Financial Officer of Modus Media International, Inc., a provider of global supply chain management services. From 1996 to 1998, he was Senior Vice President and Chief Financial Officer of Gensym Corporation, a provider of systems software products. From 1982 to 1996, he served in senior finance and accounting positions at Computervision Corporation, Sequoia Systems, Inc. and White Pine Software, Inc. Mr. Darer received a Bachelor of Science in mathematics from Polytechnic Institute of Brooklyn, a Master of Science in industrial engineering from Northeastern University and a Master of Business Administration from Harvard Business School. Mr. Darer is 52 years old.

Samuel J. Gallo Vice President, General Counsel and Secretary	Mr. Gallo has served as our Vice President, General Counsel and Secretary since August 2005. From February 2004 to August 2005, Mr. Gallo was engaged in the private practice of law. From September 2000 to December 2003, Mr. Gallo was Senior Vice-President, General Counsel for Segue Software, Inc. a software testing and monitoring vendor. From September 1979 to August 2000, Mr. Gallo served in several capacities, including Senior Vice-President, General Counsel and Secretary, with Arthur D. Little, Inc., a privately held global consulting and technology research firm. Mr. Gallo received his Bachelor of Arts degree from the University of Massachusetts, his Masters in Business Administration from Suffolk University and his Juris Doctor degree from the New England School of Law. Mr. Gallo is 58 years old.

Richard Hale Vice President of Consulting	Mr. Hale has served as our Vice President of Consulting since April 2000. From March 1980 to March 2000, Mr. Hale held several positions at Epsilon Data Management, Inc., a provider of information driven marketing consulting services, including serving as Vice President of Consulting Services from 1992 to March 2000. Mr. Hale is 55 years old.

John E. Hogan Vice President of Engineering	Mr. Hogan has served as our Vice President of Engineering since May 2005. From August 2003 to May 2005, Mr. Hogan served as Vice President of Enterprise Web Solutions for Plumtree Software, Inc., a provider of enterprise portal software and services. From March 1998 to August 2003, he served as Vice President of Development for Plumtree. From 1996 to 1998, Mr. Hogan served in several positions at Informix Software, Inc., including most recently as Director of Engineering for on-line analytical processing products. From 1989 to 1994, he served in several positions in various development and consulting organizations at Oracle Corporation. Mr. Hogan received a Bachelor of Arts from Stanford University. Mr. Hogan is 41 years old.

Carol Meyers Vice President of Marketing	Ms. Meyers has served as our Vice President of Marketing since October 1999. From 1992 to 1999, Ms. Meyers served in various positions, including most recently as Vice President of the North American Business Group, at Shiva Corporation, which was acquired by Intel Corporation in 1999. From 1987 to 1992, she

held a number of senior level positions, including manager of product marketing, market strategist and manager of sales planning at Lotus Development Corporation. Ms. Meyers received a Bachelor of Science from Fairfield University. Ms. Meyers is 44 years old.

Eric Schnadig Vice President of Worldwide Sales	Mr. Schnadig has served as our Vice President of Worldwide Sales since October 2004. Mr. Schnadig was our Vice President America Sales from March 2001 to October 2004 and our Vice President of Sales from July 1999 to March 2001. From 1991 to 1999, he held various sales and marketing positions at Kenan Systems Corporation, including most recently as Director of Business Development, in which capacity he was responsible for managing North American sales for Kenan. Mr. Schnadig received a Bachelor of Arts from Swarthmore College. Mr. Schnadig is 39 years old.

Executive Officer Compensation

Summary Compensation
      The following table summarizes certain information with respect to the annual and long-term compensation that we paid for the past three fiscal years to the following persons, whom we refer to as our named executive officers:

•	Yuchun Lee, who has served as our President, Chief Executive Officer and Chairman since October, 2004; and

•	Richard M. Darer, Richard Hale, Carol Meyers, and Eric Schnadig, our four most highly compensated executive officers (other than Mr. Lee) who served as executive officers as of September 30, 2005 and Chanchal Samanta, who served as an executive officer during the 2005 fiscal year but was no longer an executive officer as of September 30, 2005.
Summary Compensation Table

						Long-Term
						Compensation
			Annual Compensation			Awards

					Other Annual	Securities
				Bonus	Compensation	Underlying Options
Name and Principal Position	Year		Salary ($)	($)(1)	($)(2)	(#)

Yuchun Lee	2005		$255,833	$212,344	$1,000	—
President, Chief Executive Officer	2004		210,000	196,353	—	—
and Chairman	2003		210,057	218,410	—	379,999	(3)
Richard M. Darer	2005		193,167	136,875	1,000	—
Vice President and Chief Financial Officer	2004		183,305	92,323	—	—
	2003		185,000	78,004	—	—
Richard Hale	2005		170,000	43,347	1,000	—
Vice President of Consulting	2004		170,000	42,446	—	13,333	(5)
	2003	(4)	—	—	—	—
Carol Meyers	2005		184,167	58,513	1,000	—
Vice President of Marketing	2004		180,000	61,911	—	40,000	(5)
	2003		175,145	52,002	—	—
Chanchal Samanta(6)	2005		189,167	27,750	1,000	—
Former Vice President of Development	2004		185,000	21,723	—	—
	2003		180,000	10,192	—	—
Eric Schnadig	2005		180,000	165,303	1,000	20,000	(5)
Vice President of Worldwide Sales	2004		155,000	190,619	—	66,666	(5)
	2003		150,144	158,760	—	—

(1)	We offer an annual executive cash bonus plan for the benefit of our executive officers. The amount of eligible target bonus is established by the compensation committee of our board of directors each year in its discretion.

(2)	Consists of $1,000 of matching contributions by us under our 401(k) plan for the 2005 fiscal year. Employees vest in the employer matching contribution immediately.

(3)	The options for Yuchun Lee vest as follows: 100,000 shares vest over a three-year period at a rate of 33.3% per year; 185,000 shares vest over a three-year period at a rate of 8.33% per quarter; 94,999 shares vest over a one-year period at a rate of 25% per quarter. The numbers reflect a 2-for-3 reverse split of our common stock effected on March 18, 2005. Of the options granted, 246,666 options have an exercise price equal to the fair market value of the common stock at the time of grant and 133,333 options have an exercise price equal to the fair market value of the common stock at the time of the grant plus ten percent.

(4)	Mr. Hale became an executive officer of our company in 2004.

(5)	The options for Richard Hale, Carol Meyers and Eric Schnadig vest over a four year period, at a rate of 6.25% per quarter, except that 334 options for Eric Schnadig vest over a four year period at a rate of 25% per year. The numbers reflect a 2-for-3 reverse split of our common stock effected on March 18, 2005. Each option has an exercise price equal to the fair market value of the common stock at the time of grant.

(6)	Mr. Samanta resigned as our Vice President of Development on September 20, 2005, and served as our Senior Consultant from September 20, 2005 until December 31, 2005.

Option/ SAR Grants in Last Fiscal Year Table
      The following table sets forth information regarding the options we granted to the named executive officers during the fiscal year ended September 30, 2005. The exercise price per share of each option was equal to the fair market value of the common stock on the date of grant, which, since our initial public offering on August 3, 2005, has been determined by reference to the closing sale price of our common stock on the date of grant. Prior to our initial public offering, the fair market value of our common stock was determined by our board of directors by considering a number of factors, including our operating and financial performance, the pricing of sales of our convertible preferred stock to third parties, the rights and preferences of securities senior to common stock, and trends in the broad market for software and other technology stocks and, in some cases, independent evaluation. We have never granted any stock appreciation rights. The options reflected in this table vest over four-year periods, beginning on specified vesting start dates, with 25% vesting after one year and the remainder vesting at a rate of 6.25% per quarter.
Option Grants in Fiscal Year 2005

	Individual Grants				Potential Realizable
Value at Assumed
	Number of	Percent of			Annual Rates of Stock
	Securities	Total Options			Price Appreciation
	Underlying	Granted to			for Option Term(1)
	Options	Employees in	Exercise	Expiration
Name	Granted (#)	Fiscal Year (%)	Price ($/sh)	Date	5% ($)	10% ($)

Yuchun Lee	—	—%	$—	—	$—	$—
Richard M. Darer	—	—	—	—	—	—
Richard Hale	—	—	—	—	—	—
Carol Meyers	—	—	—	—	—	—
Chanchal Samanta	—	—	—	—	—	—
Eric Schnadig	20,000	4	9.00	1/27/2015	113,201	286,874

(1)	These numbers are calculated based on the requirements of the SEC and do not reflect our estimate of future stock price growth. Actual gains, if any, on stock option exercises will depend on the future performance of the common stock, the option holders’ continued employment through the option period, and the date on which the options are exercised. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals. The gains shown are net of the option price, but do not include deductions for taxes or other expenses that may be associated with the exercise.

Aggregated Option/ SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/ SAR Value Table
      The following table sets forth information as to options exercised during the fiscal year ended September 30, 2005, and unexercised options held at the end of such fiscal year, by the named executive officers.
Aggregated Option Exercises in Fiscal Year 2005 and Fiscal 2005 Year-End Option Values

			Number of		Value of Unexercised
			Unexercised Options		In-The-Money Options
	Shares		at Fiscal Year-End (#)		at Fiscal Year-End ($)(2)
	Acquired on	Value Realized
Name	Exercise (#)	($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Yuchun Lee	—	—	284,999	95,000	$2,244,292	$748,100
Richard M. Darer	15,000	$124,624.49	151,653	32,379	1,358,053	289,954
Richard Hale	15,000	147,570.75	2,499	10,834	16,006	69,392
Carol Meyers	66,666	555,864.44	185,153	22,500	1,863,202	171,450
Chanchal Samanta	13,333	112,997.17	98,333	21,667	880,572	194,028
Eric Schnadig	58,040	641,228.82	32,916	53,750	229,670	317,925

(1)	There was no public market for our common stock prior to August 3, 2005, therefore the values in this column for shares exercised before August 3, 2005 are based on the fair market value on the date of the grant, as determined by our board of directors based on their fair market evaluation, and in some cases independent evaluation, less the respective option exercise prices. For options exercised after August 3, 2005, the values in this column are based on the closing sale prices of our common stock on the respective dates of exercise, as reported by the Nasdaq National Market, less the respective option exercise prices.

(2)	The closing sale price for our common stock as reported by the Nasdaq National Market on September 30, 2005, the last day of fiscal year 2005, was $10.98. The value of unexercised in-the-money options is calculated on the basis of the amount, if any, by which the closing sale price of our common stock at September 30, 2005 exceeds an option exercise price, multiplied by the number of shares of common stock underlying the option.
Securities Authorized for Issuance Under Equity Compensation Plans
      The following table provides information about the securities authorized for issuance under our equity compensation plans as of September 30, 2005:
Equity Compensation Plan Information

(c)
Number of Securities
Remaining Available
	(a)		for Future Issuance
	Number of Securities	(b)	Under Equity
	to Be Issued upon	Weighted-Average	Compensation Plans
	Exercise of	Exercise Price of	(Excluding
	Outstanding Options,	Outstanding Options,	Securities Reflected
Plan Category	Warrants and Rights	Warrants and Rights	in Column (a))

Equity compensation plans approved by security holders(1)	2,216,266	$4.312	2,546,446	(2)
Equity compensation plans not approved by security holders	—	—	—
Total	2,216,266	$4.312	2,546,446	(2)

(1)	Consists of our amended and restated 1993 stock option plan, our 2003 stock option plan, our 2005 stock incentive plan and our 2005 employee stock purchase plan.

(2)	Includes 138,460 shares issuable under our amended and restated 1993 stock option plan, 367,098 shares issuable under our 2003 stock option plan, 1,040,888 shares issuable under our 2005 stock incentive plan and 1,000,000 shares issuable under our 2005 employee stock purchase plan. Shares issuable under the 2005 stock incentive plan may be increased annually on the first day of each of our fiscal years during the period beginning in fiscal year 2006 and ending on the second day of fiscal year 2014 by a number of shares of common stock equal to the lesser of (A) 5,000,000 shares, (B) 5% of the shares of common stock outstanding as of the opening of business on such date or (C) an amount determined by the board.
Employment, Termination of Employment and Change in Control Agreements
      We have not entered into and have no present intention to enter into employment, change-of-control or similar agreements with any of our executive officers.
      On September 2, 2005, we entered into an agreement and release with Chanchal Samanta, who resigned as our Vice President of Development effective as of September 20, 2005, and which terminated his employment effective February 28, 2006. In addition, under the agreement and release:

•	From September 20, 2005 through December 31, 2005, Mr. Samanta continued to receive his base salary and was eligible to receive his target bonus for the fourth quarter of fiscal 2005.

•	Mr. Samanta will receive full benefits and continue to vest in our 2005 stock incentive plan through February 28, 2006.

•	Mr. Samanta assumed the title of Senior Consultant from September 20, 2005 to December 31, 2005 and provided transition support to us during this time.

•	Mr. Samanta reaffirmed the provisions of the non-competition, non-solicitation and developments agreement he previously entered into with us and agreed to release us from and against any and all claims, charges, damages and causes of action that he may have against us now or in the future.
Report of Compensation Committee
      The following is the report of the compensation committee of the board of directors. The report describes the compensation policies and rationales that the compensation committee used to determine the compensation paid to our executive officers for fiscal year 2005.
      Purpose of the Compensation Committee. The compensation committee is responsible for determining compensation of executive officers for each fiscal year based on a consistent set of policies. The executive compensation policies established by the compensation committee have been designed to link executive compensation to the attainment of specific performance goals and to align the interests of the executives with those of our stockholders. The policies are also designed to allow us to attract and retain senior executives critical to our long-term success by providing competitive compensation packages and recognizing and rewarding individual contributions.
      During fiscal 2005, the compensation committee reviewed information on practices, programs and compensation levels implemented by public companies that the compensation committee identified as industry peers. This information became the basis for base salary, bonus plan and incentive stock compensation for the executive officers.
      Elements of Compensation Program. Each executive officer’s compensation package includes three elements:

•	Base salary, which reflects individual performance and is designed to be competitive with salary levels for comparable officers at comparable companies;

•	Annual executive bonus payments, which are payable in cash and directly tied to achievement of corporate financial targets and attainment of individual performance goals approved by the compensation committee; and

•	Stock option grants, which are designed to provide long-term incentives to align the executive’s interests with the success of our company and the interests of stockholders.
      In fiscal 2005, the compensation committee established base salaries for executive officers based on individual performance and on a market analysis of base salary levels for comparable positions at comparable companies.
      In fiscal 2005, the compensation committee approved an executive bonus plan which covered certain executive officers, including our president and chief executive officer. Individual target bonuses are established for each covered executive. 75% of the targeted bonuses are paid quarterly based on company performance and 25% of the targeted bonuses are paid in the fourth quarter based upon the achievement of individual objectives, i.e. MBOs. The quarterly bonuses based on company performance are funded if the company achieves either 100% of the cumulative company bookings objective and at least 80% of the cumulative operating income target, or at least 85% of the cumulative company bookings target and 100% of the cumulative operating income target. These company performance based payments are made as follows: 5% in the first quarter; 10% in the second quarter; 10% in the third quarter with each of the first three quarters capped at 100% of targeted bonuses; and 50% paid in the fourth quarter. In fiscal 2005, the company performance based bonus payment equaled 92.5% of each individual’s target. Funding for the MBO component is contingent upon the achievement of either 100% of the cumulative annual company bookings objective and at least 80% of the cumulative annual operating income target, or at least 85% of the cumulative annual company bookings objective and 100% of the cumulative annual operating income target. Due to these minimum levels of achievement being met, the MBO component was funded in 2005, and individual payments were based upon the achievement of individual objectives.
      The compensation committee will annually consider grants to executive officers of stock options under our company’s stock incentive plans. In approving these grants, the compensation committee will consider each executive officer’s level of responsibility within our company, the individual performance of the executive officer, and competitive industry practice, as indicated by market data for companies that the compensation committee identified as comparable to our company.
      Chief Executive Officer Compensation. The compensation committee retained an executive compensation consulting firm to advise on the compensation for our chief executive officer. With such advice, the compensation committee determined the fiscal 2005 compensation of Yuchun Lee, who served as our company’s president and chief executive officer.
      Mr. Lee’s compensation package includes three elements:

•	Base salary, which reflects Mr. Lee’s individual performance and is designed to be competitive with salary levels for comparable officers at comparable companies. In fiscal 2005, the compensation committee established Mr. Lee’s base salary based on individual performance and on a market analysis of base salary levels for comparable positions at comparable companies;

•	Annual executive bonus payments, which are payable in cash and 75% of which is directly tied to achievement of corporate financial targets and 25% of which is based upon the attainment of Mr. Lee’s individual performance goals approved by the compensation committee. Mr. Lee’s bonus payments were determined and paid in accordance with the executive bonus plan described above. Therefore, Mr. Lee received 92.5% of the 75% portion of his target bonus based on company performance. In addition, the compensation committee determined that Mr. Lee met his individual MBO goals in fiscal 2005, and he received 100% of the 25% of his target bonus based on the achievement of individual objectives; and

•	Stock option grants, which are designed to provide long-term incentives to align interests with the success of our company and the interests of stockholders. During fiscal 2005, Mr. Lee was not awarded any stock options.
      Section 162(m) Limitations. Section 162(m) of the Internal Revenue Code of 1986 generally disallows a tax deduction to a publicly traded company for certain compensation in excess of $1,000,000 paid to the company’s chief executive officer and its four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. In general, Unica’s compensation programs are designed to reward executives for the achievement of its performance objectives and therefore are intended to comply with the performance-based exemption to Section 162(m). Nevertheless, compensation attributable to awards granted under the programs may not be deemed to be qualified performance-based compensation under Section 162(m). In addition, the compensation committee considers it important to retain flexibility to design compensation programs that are in the best interests of Unica and its stockholders. The compensation committee may exercise its judgment to authorize compensation payments subject to the limitations under Section 162(m) when the compensation committee believes that compensation is appropriate and in the best interests of Unica and its stockholders, after taking into consideration changing business conditions and performance of its employees.

COMPENSATION COMMITTEE
Michael H. Balmuth, Chair
James Perakis
INFORMATION ABOUT STOCK OWNERSHIP AND PERFORMANCE
Stock Owned by Directors, Executive Officers and Greater-Than-5% Stockholders
      The following table sets forth information with respect to the beneficial ownership of our common stock as of December 9, 2005 for:

•	each beneficial owner of more than 5% of our outstanding common stock;

•	each of our named executive officers, directors and our director-nominees; and

•	all of our executive officers, directors and our director-nominees as a group.
      A total of 18,908,507 shares of common stock were outstanding as of December 9, 2005. Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include shares of common stock issuable upon the exercise of stock options that are immediately exercisable or exercisable within 60 days after December 9, 2005. Except as otherwise indicated, all of the shares reflected in the table are shares of common stock and all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. The information is not necessarily indicative of beneficial ownership for any other purpose.
      Percentages under “Common Stock — % of Common Stock Outstanding” represent beneficial rights to vote with respect to matters on which holders of common stock generally are entitled to vote, including the election of directors at the meeting, as of December 9, 2005, and are based on (a) the number of outstanding shares of common stock beneficially owned by that person, and (b) the number of shares subject to options or warrants held by that person that were exercisable on, or within 60 days after, December 9, 2005. In calculating percentages under “Common Stock — % of Common Stock Outstanding”, the total number of shares beneficially owned as of December 9, 2005 consists of the sum of (1) the total number of shares of common stock outstanding as of December 9, 2005, plus, (2) for an identified person, the number of shares issuable upon conversion or subject to options or warrants that were exercisable by such person on, or within 60 days after, December 9, 2005. Except as otherwise indicated in the table below, addresses of named beneficial owners are in care of Unica Corporation, Reservoir Place North, 170 Tracer Lane, Waltham, Massachusetts 02451.

		Common Stock		% of
				Common
	Outstanding	Right to	Total	Stock
Name of Stockholder	Shares	Acquire	Number	Outstanding

5% Stockholders:
David Cheung	2,238,332	—	2,238,332	11.8%
Summit Partners	1,851,986	—	1,851,986	9.7%
222 Berkeley Street
18th floor
Boston, MA 02116
JMI Equity Fund IV, L. P. and affiliated funds	1,486,506	—	1,486,506	7.8%
12680 High Bluff Drive San Diego, CA 92130
Directors and Executive Officers:
Yuchun Lee	4,847,066	315,832	5,162,898	26.8%
Bruce R. Evans	1,851,986	—	1,851,986	9.7%
Bradford D. Woloson	1,486,506	—	1,486,506	7.8%
Carol Meyers	66,666	190,153	256,819	1.3%
Richard M. Darer	75,000	167,842	242,842	1.2%
Eric Schnadig	139,360	43,749	183,109	*
James Perakis	116,805	10,000	126,805	*
Richard Hale	80,000	4,166	84,166	*
John B. Landry	63,891	10,000	73,891	*
Michael H. Balmuth	—	20,000	20,000	*
Robert P. Schechter	—	13,333	13,333	*
Aron J. Ain	—	—	—	*
All executive officers and directors as a group	8,727,280	775,075	9,502,355	50.2%

*	Less than 1.0%.
      David Cheung is one of our co-founders and employees. Shares beneficially owned by Mr. Cheung consist of 817,254 shares held by the David Cheung Living Trust, 765,341 shares held by the Angela Cheung Living Trust, 218,579 shares held by the David Cheung 2004 Grantor Retained Annuity Trust and 437,158 shares held by the Angela Cheung 2004 Grantor Retained Annuity Trust. Mr. Cheung or his spouse is a trustee of each of these trusts.
      Shares reflected as beneficially owned by Summit Partners and by Mr. Evans consist of 1,627,514 shares of common stock held by Summit Accelerator Fund, L.P., 83,938 shares held by Summit Accelerator Founders Fund, L.P., and 140,534 shares held by Summit (SAF) Investors IV, L.P. Summit Partners, LLC is the general partner of Summit Accelerator Partners, L.P., which is a managing member of Summit Accelerator Partners, LLC, which is the general partner of Summit Accelerator Fund, L.P. and Summit Accelerator Founders Fund, L.P. Summit Partners, LLC is the general partner of Summit (SAF) Investors, IV, L.P. Summit Partners, LLC, through an investment committee composed of five of its members (each of whom is listed below), exercises sole voting and investment power with respect to the shares owned by each of these entities and therefore beneficially owns such shares. Decisions of the investment committee are made by a majority vote of its members and, as a result, no single member of the investment committee has voting or dispositive authority over the shares. Gregory M. Avis, Peter Y. Chung, Scott C. Collins, Bruce R. Evans, Walter G. Kortschak, Martin J. Mannion, Kevin P. Mohan, Thomas S. Roberts, E. Roe Stamps, Joseph F. Trustey and Stephen G. Woodsum are members of Summit Partners, LLC and each disclaims beneficial ownership of the shares held by entities affiliated with Summit Partners, LLC except to the extent of his pecuniary interest therein.

      Shares reflected as beneficially owned by JMI Equity Fund IV, L.P. and affiliated funds and by Mr. Woloson consist of 1,044,324 shares held by JMI Equity Fund IV, L.P., 82,700 shares held by JMI Equity Fund IV (AI), L.P., 333,469 shares held by JMI Euro Equity Fund IV, L.P., and 26,013 shares held by JMI Equity Side Fund, L.P. JMI Associates IV, L.L.C. is the general partner of JMI Equity Fund IV, L.P., JMI Euro Equity Fund IV, L.P. and JMI Equity Fund IV (AI), L.P. and may be deemed the beneficial owner of the shares held by such entities. Charles E. Noell III, Harry S. Gruner, Paul V. Barber, Robert F. Smith, Bradford D. Woloson and Peter C. Arrowsmith are managing members of JMI Associates IV, L.L.C. and may be deemed the beneficial owners of the shares beneficially owned by JMI Associates IV, L.L.C. Messrs. Noell, Gruner, Barber, Smith, Woloson and Arrowsmith disclaim beneficial ownership of the shares beneficially owned by JMI Associates IV, L.L.C., JMI Equity Fund IV, L.P., JMI Euro Equity Fund IV, L.P. and JMI Equity Fund IV (AI), L.P., except to the extent of their respective pecuniary interests therein. JMI Side Associates, L.L.C. is the general partner of JMI Equity Side Fund, L.P. and may be deemed the beneficial owner of the shares held by JMI Equity Side Fund, L.P. Messrs. Noell, Gruner, Barber and Woloson are officers of JMI Side Associates, L.L.C. and may be deemed the beneficial owners of the shares beneficially owned by JMI Side Associates, L.L.C. Messrs. Noell, Gruner, Barber and Woloson disclaim beneficial ownership of the shares beneficially owned by JMI Side Associates, L.L.C. and JMI Equity Side Fund, L.P., except to the extent of their respective pecuniary interests therein.
      Shares beneficially owned by Mr. Lee include 953,730 shares held by the Yuchun Lee Living Trust, 246,913 shares held by the 2001 Lee Charitable Trust, 1,333,333 shares held by the Yuchun Lee GRAT, and 2,299,570 shares held by the Agustina Sumito Living Trust. Mr. Lee is a trustee of each of these trusts. Shares beneficially owned by Mr. Lee also include 13,520 shares held by Agustina Sumito, Mr. Lee’s spouse.
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file changes in ownership on Form 4 or 5 with the SEC. These executive officers, directors and 10% stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of the copies of these forms, we believe that all Section 16(a) reports applicable to our executive officers, directors and 10% stockholders with respect to reportable transactions during the fiscal year ended September 30, 2005 were filed on a timely basis.
Performance Graph
      The following graph compares the cumulative total return to stockholders of common stock for the period August 3, 2005, the date of our initial public offering, to September 30 2005, to the cumulative total return of the Nasdaq Stock Market (U.S.) Index and the Nasdaq Computer & Data Processing Index for the same period. This graph assumes the investment of $100.00 on August 3, 2005 in our common stock, the Nasdaq Stock Market (U.S.) Index and the Nasdaq Computer & Data Processing Index and assumes any dividends are reinvested. Measurement points are August 3, 2005, the date of our initial public offering and September 30, 2005 the date of our last fiscal year end.

COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
Among Unica Corporation
The Nasdaq Stock Market (U.S.) Index and
The Nasdaq Computer & Data Processing Index

	August 3,	September 30,
	2005	2005

Unica Corporation	$100.00	$93.77

Nasdaq Stock Market (U.S.) Index	$100.00	$97.06

Nasdaq Computer & Data Processing Index	$100.00	$96.63

Unica Corporation
Waltham, Massachusetts
January 25, 2006

APPENDIX
UNICA CORPORATION
Audit Committee Charter

A.	Purpose
      The purpose of the Audit Committee is to assist the Board of Directors in overseeing the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements.

B.	Structure and Membership
      1. Number. Except as otherwise permitted by the applicable Nasdaq rules, the Audit Committee shall consist of at least three members of the Board of Directors.
      2. Independence. Except as otherwise permitted by the applicable Nasdaq rules, each member of the Audit Committee shall be independent as defined by Nasdaq rules, meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act (subject to the exemptions provided in Rule 10A-3(c) under such Act), and not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years.
      3. Financial Literacy. Each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement, at the time of his or her appointment to the Audit Committee. In addition, at least one member must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Unless otherwise determined by the Board of Directors (in which case disclosure of such determination shall be made in the Company’s annual report filed with the Securities and Exchange Commission), at least one member of the Audit Committee shall be an “audit committee financial expert” (as defined by applicable Securities and Exchange Commission rules).
      4. Chair. Unless the Board of Directors elects a Chair of the Audit Committee, the Audit Committee shall elect a Chair by majority vote.
      5. Compensation. The compensation of Audit Committee members shall be as determined by the Board of Directors. No member of the Audit Committee may receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, other than fees paid in his or her capacity as a member of the Board of Directors or a committee of the Board.
      6. Selection and Removal. Members of the Audit Committee shall be appointed by the Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee. The Board of Directors may remove members of the Audit Committee from such committee, with or without cause.

C.	Authority and Responsibilities
          General
      The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company’s management and the independent auditor, in accordance with its business judgment. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements. The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company’s financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor’s report.
          Oversight of Independent Auditors

1.	Selection. The Audit Committee shall be solely and directly responsible for appointing, evaluating, retaining and, when necessary, terminating the engagement of the independent auditor. The Audit Committee may, in its discretion, seek stockholder ratification of the independent auditor it appoints.

2.	Independence. The Audit Committee shall take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the independent auditor. In connection with this responsibility, the Audit Committee shall obtain and review a formal written statement from the independent auditor describing all relationships between the auditor and the Company, including the disclosures required by Independence Standards Board Standard No. 1. The Audit Committee shall actively engage in dialogue with the auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the auditor.

3.	Compensation. The Audit Committee shall have sole and direct responsibility for setting the compensation of the independent auditor. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of the independent auditor established by the Audit Committee.

4.	Preapproval of Services. The Audit Committee shall preapprove all audit services to be provided to the Company, whether provided by the principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to the Company by the independent auditor; provided, however, that de minimis non-audit services may instead be approved in accordance with applicable Securities and Exchange Commission rules.

5.	Oversight. The independent auditor shall report directly to the Audit Committee, and the Audit Committee shall have sole and direct responsibility for overseeing the work of the independent auditor, including resolution of disagreements between Company management and the independent auditor regarding financial reporting. In connection with its oversight role, the Audit Committee shall, from time to time as appropriate, receive and consider the reports required to be made by the independent auditor regarding:

•	critical accounting policies and practices;

•	alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with Company management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

•	other material written communications between the independent auditor and Company management.
          Audited Financial Statements

6.	Review and Discussion. The Audit Committee shall review and discuss with the Company’s management and independent auditor the Company’s audited financial statements, including the matters about which Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380) requires discussion.

7.	Recommendation to Board Regarding Financial Statements. The Audit Committee shall consider whether it will recommend to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K.

8.	Audit Committee Report. The Audit Committee shall prepare an annual committee report for inclusion where necessary in the proxy statement of the Company relating to its annual meeting of security holders.
          Review of Other Financial Disclosures

9.	Independent Auditor Review of Interim Financial Statements. The Audit Committee shall direct the independent auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information and to discuss promptly with the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor’s review of interim financial information which are required to be discussed by applicable auditing standards. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose interim financial information prior to completion of the independent auditor’s review of interim financial information.
          Controls and Procedures

10.	Oversight. The Audit Committee shall coordinate the Board of Directors’ oversight of the Company’s internal control over financial reporting, disclosure controls and procedures and code of conduct. The Audit Committee shall receive and review the reports of the CEO and CFO required by Rule 13a-14 of the Securities Exchange Act.

11.	Procedures for Complaints. The Audit Committee shall establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

12.	Related-Party Transactions. The Audit Committee shall review all “related party transactions” (defined as transactions required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the Securities and Exchange Commission) on an ongoing basis, and all such transactions must be approved by the Audit Committee.

13.	Additional Powers. The Audit Committee shall have such other duties as may be delegated from time to time by the Board of Directors.
D. Procedures and Administration

1.	Meetings. The Audit Committee shall meet as often as it deems necessary in order to perform its responsibilities. The Audit Committee may also act by unanimous written consent in lieu of a meeting. The Audit Committee shall periodically meet separately with (a) the independent auditor and (b) Company management. The Audit Committee shall keep such records of its meetings as it shall deem appropriate.

2.	Subcommittees. The Audit Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances. Any decision of a subcommittee to preapprove audit, review, attest or non-audit services shall be presented to the full Audit Committee at its next scheduled meeting.

3.	Reports to Board. The Audit Committee shall report regularly to the Board of Directors.

4.	Charter. At least annually, the Audit Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval.

5.	Independent Advisors. The Audit Committee is authorized, without further action by the Board of Directors, to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such advisors as established by the Audit Committee.

6.	Investigations. The Audit Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee.

7.	Funding. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

ANNUAL MEETING OF STOCKHOLDERS OF
UNICA CORPORATION
February 27, 2006
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
ê Please detach along perforated line and mail in the envelope provided. ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE SPECIFIED NOMINEES IN PROPOSAL ONE.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
PROPOSAL 1: ELECT TWO CLASS I DIRECTORS

NOMINEES:
☐	FOR BOTH NOMINEES	O Yuchun Lee
O Michael H. Balmuth
☐	WITHHOLD AUTHORITY FOR BOTH NOMINEES

☐	FOR BOTH EXCEPT (See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ˜

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

	FOR	AGAINST	ABSTAIN
PROPOSAL 2: RATIFY APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	☐	☐	☐
Ratification of the appointment of Ernst & Young LLP as the Independent Registered Public Accounting Firm of Unica Corporation for fiscal year 2006.
In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE, WHICH REQUIRES POSTAGE IF NOT MAILED IN THE UNITED STATES.
VOTE BY MAIL — Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Unica Corporation, Reservoir Place North, 170 Tracer Lane, Waltham, Massachusetts 02451.
TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.
Please indicate if you plan to attend this meeting. ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

  1
UNICA CORPORATION
Proxy Solicited on behalf of the Board of Directors for
Annual Meeting of Stockholders to be held February 27, 2006
     The undersigned hereby authorizes and appoints Richard M. Darer, Samuel J. Gallo and Yuchun Lee, and each of them, as proxies with full power of substitution in each, to vote all shares of common stock, par value $0.01 per share, of Unica Corporation, held of record as of the close of business on Monday, January 13, 2006, by the undersigned at the Annual Meeting of Stockholders to be held on Monday, February 27, 2006, at 10 A.M., local time, at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Twenty-Sixth Floor, Boston, Massachusetts, and at any adjournments thereof, on all matters that may properly come before said meeting.
     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED ON THE REVERSE OR, IN THE ABSENCE OF SUCH DIRECTION, FOR THE SPECIFIED NOMINEES IN PROPOSAL ONE, FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2006 AND IN ACCORDANCE WITH THE JUDGMENT OF THE PROXIES UPON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING, INCLUDING ANY ADJOURNMENTS THEREOF.
(Continued and to be signed on the reverse side.)

COMMENTS:

14475